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                                                                    Exhibit 23.3


July 22, 1996

Ropes & Gray
One International Place
Boston, Massachusetts 02110-2624
USA

Attention: John B. Livingston


CONSENT OF EXPERT

     We consent to the reference to our firm in the Prospectuses relating to the Common Stock of FTP Software, Inc. (the "Company") offered pursuant to each of
(i) the Firefox Communications Limited 1994 Share Option Scheme (ii) the Firefox Communications Inc. 1995 Stock Option Plan and (iii) the Firefox Communications Inc. 1995 Outside Directors Stock Option Plan. We also consent to the filing of this consent with the Company's registration statement on Form S-8 under the Securities Act of 1933.

/s/ CLIFFORD CHANCE


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